UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 1, 2011

CONTANGO OIL & GAS COMPANY
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960
HOUSTON, TEXAS 77098
(Address of principal executive offices)

(713) 960-1901
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Thursday, December 1, 2011, Contango Oil & Gas Company (the “Company”) held its annual stockholders meeting.  The Company’s shareholders were asked to consider and vote upon the following four proposals:

1.	To elect five persons to serve as directors of the Company;
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012;
3.	To conduct a non-binding advisory vote to approve the compensation of the Company’s executives;
4.	To conduct a non-binding advisory vote on the frequency of non-binding advisory votes to approve the compensation of the Company’s executives;

Summarized below are final results of the matters voted on at the annual meeting.

		For	Against	Abstentions	Broker Non- Votes
(1)	Election of Directors
	Kenneth R. Peak	11,758,959	225,248	36,110	2,104,587
	B.A. Berilgen	11,878,921	139,406	1,990	2,104,587
	Jay D. Brehmer	11,842,001	176,326	1,990	2,104,587
	Charles M. Reimer	11,877,526	140,801	1,990	2,104,587
	Steven L. Schoonover	11,876,500	141,727	2,090	2,104,587

(2)	Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012	13,936,696	185,068	3,140	0

(3)	Advisory vote on executive compensation	11,043,988	948,173	28,156	2,104,587

		3 years	2 years	1 year	Abstentions	Broker Non- Votes
(4)	Advisory vote on the frequency of future advisory votes on executive compesnation	1,077,690	142,378	10,792,990	7,259	2,104,587

All five nominated directors were elected to serve for terms of one year, the appointment of Grant Thornton LLP as the independent auditors for fiscal year ending June 30, 2012 was ratified, the advisory vote on executive compensation was approved and the advisory vote on the frequency of holding future advisory votes on executive compensation was approved for holding an advisory vote once every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: December 7, 2011	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer